PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-266842
MedAvail Holdings, Inc.
14,117,646 Shares of Common Stock
This prospectus relates to the disposition, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders” on page 9 of up to 14,117,646 shares of our common stock, including shares issuable upon the exercise of warrants to purchase our common stock.
The selling stockholders or their permitted transferees or other successors-in-interest may, but are not required to, sell the shares of our common stock offered by this prospectus from time to time in a number of different ways and at varying prices as determined by the prevailing market price for shares or in negotiated transactions. See “Plan of Distribution” on page 11 for a description of how the selling stockholders may dispose of the shares covered by this prospectus. We do not know when or in what amount the selling stockholders may offer the shares for sale.
We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We will receive proceeds from the cash exercise of the warrants which, if exercised for cash with respect to all of the 4,705,881 shares of common stock underlying such warrants at the exercise price per share of $1.25, would result in gross proceeds to us of approximately $5.88 million. We have agreed to pay certain expenses related to the registration of the offer and sale of the shares of common stock pursuant to the registration statement of which this prospectus forms a part. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares.
Our common stock is listed on The Nasdaq Capital Market under the symbol “MDVL.” On August 9, 2022, the last reported closing sale price of our common stock on The Nasdaq Capital Market was $1.16 per share.
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” starting on page 4 of this prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 26, 2022.

This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the common stock described in this prospectus.
You should rely only on the information contained in, or incorporated by reference into, this prospectus or contained in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in, or incorporated by reference into, this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of securities. Our business, financial condition, operating results and prospects may have changed since that date.
You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.
For investors outside the United States, neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.
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PROSPECTUS SUMMARY
The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto incorporated by reference into this prospectus. Before you decide to invest in our common stock, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference into this prospectus. Unless the context requires otherwise, in this prospectus the terms “MedAvail,” “MedAvail Holdings,” the “Company,” “we,” “us” and “our” refer to MedAvail Holdings, Inc., together with its subsidiaries, taken as a whole. This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.
Company Overview
We are a technology-enabled retail pharmacy technology and services company, we have developed and commercialized an innovative self-service pharmacy, mobile application, kiosk, and drive-thru solution. Through our full-stack pharmacy technology platform, and personal one-on-one service, we bring pharmacy-dispensing capability to the point of care, resulting in lower costs, higher patient satisfaction, improved medication adherence, and better health outcomes.
We offer a unique, pharmacy technology solution which is anchored around our core technology called the MedAvail MedCenter™, or the MedCenter. The MedCenter enables on-site pharmacy in medical clinics, retail store locations, employer sites with and without onsite clinics, and any other location where onsite prescription dispensing is desired. The MedCenter establishes an audio-visual connection to a live pharmacist enabling prescription drug dispensing to occur directly to a patient while still providing real-time supervision by a pharmacist. Although our technology platform has broad application, we are currently focused on serving high-value Medicare members in the United States of America, or U.S.
We currently deploy the MedCenter solution through two distinct commercialization channels. First, we own and operate a full retail pharmacy business in the U.S. under the name SpotRx™, or SpotRx. The SpotRx pharmacy business is structured as a hub-and-spoke model where a central pharmacy supports and operates MedCenter kiosks embedded in medical clinics, usually in close proximity to the central pharmacy. The second commercialization channel is a direct ‘sell-to’ model, whereby we sell the MedCenter technology and subscriptions for the associated software directly to large healthcare providers and retailers for use within their own pharmacy operations.
The MedCenter kiosk works in tandem with our Remote Dispensing System®, or the Remote Dispensing System, which consists of customer-facing software for remote ordering of medications for pick-up at a MedCenter, or next day home delivery. Supporting our MedCenter kiosks and Remote Dispensing System is our back-end MedPlatform® Enterprise Software, or the MedPlatform Enterprise Software, which controls dispensing and MedCenter monitoring; and supporting Pharmacy Management System software, which allows connection to our supporting team of pharmacists and kiosk administrators.
Our kiosks come in two models: the M4 MedCenter and the M5 MedCenter. The M4 MedCenter kiosk is designed to fit in waiting rooms, hallways, and lobbies. The M5 MedCenter is a larger kiosk designed as a full pharmacy replacement with the ability to serve 3-4 customers simultaneously. It can also be configured for drive through dispensing, similar to bank ATM drive through lanes.
Traditional retail pharmacies are built around a physical store front. In order to dispense medication, these stores must have a pharmacist onsite for all hours of operation. Many pharmacies have reduced hours of operation based on customer purchasing patterns in order to contain labor cost, which results in further reduced consumer access. Furthermore, retail pharmacy wait times are typically 30 to 60 minutes or more, causing substantial delays for the consumer. During the COVID-19 pandemic, many people are looking to minimize the amount of physical contact that can lead to further disease contraction, especially for those most vulnerable, such as the elderly or those with compromised immune systems. Consequently, some patients are foregoing filling their prescribed medications, leading to declining health, increased healthcare costs and increased morbidity.

Corporate Information
We were originally incorporated as MYOS Corporation in the State of Nevada in April 2007. In March 2016, we completed a merger with our wholly-owned subsidiary, MYOS RENS Technology Inc., and formally assumed the subsidiary’s name by filing Articles of Merger with the Secretary of State of the State of Nevada. The subsidiary was incorporated solely for the purpose of effecting the name change and the merger did not affect our governing documents or corporate structure in any other way. Following our acquisition of MedAvail, Inc. in November 2020, we reincorporated as a Delaware corporation and changed our name to MedAvail Holdings, Inc. In accordance with “reverse merger” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to our acquisition of MedAvail, Inc. were replaced with the historical financial statements of MedAvail, Inc. in our SEC filings made after the acquisition.
Our principal executive offices are located at 6665 Millcreek Dr. Unit 1, Mississauga, Ontario, Canada L5N 5M4, and our telephone number is (973) 509-0444. Our website is www.medavail.com. Information contained on our website is not part of this prospectus or the registration statement of which it forms a part and is not incorporated by reference in this prospectus or the registration statement of which it forms a part.
The Offering
The selling stockholders named in this prospectus may offer and sell up to 14,117,646 shares of our common stock. Our common stock is listed on The Nasdaq Capital Market under the symbol “MDVL.” We will not receive any of the proceeds from sales by the selling stockholders of any of the shares of common stock covered by this prospectus. We will receive proceeds from any cash exercise of warrants to purchase the shares included in the shares that are being offered by the selling stockholders hereunder. See “Use of Proceeds” on page 7.
Throughout this prospectus, when we refer to the shares of our common stock, the offer and sale of which are being registered on behalf of the selling stockholders, we are referring to the shares of common stock that have been issued to or are issuable upon the exercise of warrants to the stockholders listed in “Selling Stockholders” on page 9, pursuant to the securities purchase agreement described below. When we refer to the selling stockholders in this prospectus, we are referring to the investors in our July 2022 private placement (the "July 2022 Private Placement") and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the investors in our July 2022 Private Placement as a gift, pledge, or other non-sale related transfer.
2022 Private Placement
On March 30, 2022, we entered into a securities purchase agreement for a private placement with a select group of institutional investors, including entities affiliated with Redmile Group, LLC (together, “Redmile”), which is affiliated with a member of our board of directors. At the July 2022 Private Placement, which was the second closing held on July 1, 2022 pursuant to the securities purchase agreement, Redmile purchased an aggregate of (a) 9,411,765 shares of our common stock, par value $0.001 per share, or the Shares, and (b) warrants, or the Warrants, to purchase 4,705,881 shares of Common Stock, at a purchase price of $1.0625 per Share, for an aggregate purchase price of approximately $10.0 million. The Shares and the Warrants are collectively referred together as the "Securities".
The Warrants have a per share exercise price of $1.25 and will be exercisable by the holder at any time on or after the issuance date of the Warrant for a period of five years. In addition, the Warrant terms provide the Company with a call option to force the Warrant holders to exercise up to two-thirds of the warrant shares subject to each Warrant, with one-third of the Warrant Shares being callable beginning on each of the 12 months and 24 month anniversaries of the Warrant issuance dates, in each case until the expiration of the Warrants, and subject to the satisfaction of certain pricing conditions relating to the trading of the Company’s shares. If all Warrants that are sold and issued in the July 2022 Private Placement are fully exercised, then the Company would receive gross proceeds of approximately $5.88 million. The Warrants are immediately exercisable at an exercise price of $1.25 per share, subject to adjustments as provided under the terms of the Warrants. Certain of the Warrants cannot be exercised if, after giving effect thereto, the holders of such Warrants would beneficially own more than 9.99%, or the Maximum Percentage, of the outstanding shares of common stock of the Company, which Maximum Percentage may be increased or decreased by the holder with written notice to the Company to any other percentage specified not in excess of 19.99%.
We also entered into a registration rights agreement with the Purchasers requiring us to register the resale of the Shares and the shares issuable upon exercise of the Warrants.

RISK FACTORS
An investment in our securities has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described under “Part I. Item 1A — Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on March 29, 2022, and "Part II. Item 1A — Risk Factors" in our Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2022, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and the documents incorporated by reference herein. If any of these risks actually occur, our business, operating results and financial condition could be materially and adversely impacted, the market price of our common stock could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to the “safe harbor” created by those sections. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “seek,” “estimate,” “continue,” “could,” “would,” “project,” and other similar expressions, or the negative or plural of these words or expressions. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. These forward-looking statements include, but are not limited to:
•our plans to modify our current products, or develop new products;
•the expected growth of our business and organization;
•our expectations regarding the size of our sales organization and expansion of our sales and marketing efforts;
•our ability to retain and recruit key personnel, including the continued development of a sales and marketing infrastructure;
•our ability to obtain and maintain intellectual property protection for our products;
•our ability to expand our business into new geographic markets;
•our compliance with extensive Nasdaq requirements and government laws, rules and regulations both in the United States and internationally;
•our estimates of expenses, ongoing losses, future revenue, capital requirements and our need for, or ability to obtain, additional financing;
•our ability to identify and develop new and planned products and/or acquire new products;
•the expectations regarding the impact of the COVID-19 pandemic, the ongoing military action launched by Russian forces in Ukraine, or other global economic conditions, including any economic effects stemming from adverse geopolitical events, an economic downturn and inflation or interest rates, on our business;
•existing regulations and regulatory developments in the United States, Canada and other jurisdictions;
•the impact of laws and regulations;
•our financial performance;
•the period over which we estimate our existing cash, cash equivalents and available-for-sale investments will be sufficient to fund our future operating expenses and capital expenditure requirements;
•our anticipated use of our existing resources; and
•developments and projections relating to our competitors or our industry.
All forward-looking statements are based on information available to us on the date of this prospectus and we will not update any of the forward-looking statements after the date of this prospectus, except as required by law. Our actual results could differ materially from those discussed in this prospectus. The forward-looking statements contained in this prospectus, and other written and oral forward-looking statements made by us from time to time, are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under “Part I. Item 1A — Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on March 29, 2022, and "Part II. Item 1A — Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 12, 2022, which are incorporated by reference in this prospectus. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements, like all statements in this prospectus, speak only as of their date, and we undertake no obligation to update or revise any forward-looking statements in light of future developments, except as required by law. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the Shares by the selling stockholders.
We will receive proceeds from the cash exercise of the Warrants which, if exercised for cash with respect to all of the 4,705,881 shares of common stock underlying such Warrants at the exercise price per share of $1.25, would result in gross proceeds to us of approximately $5.88 million. There can be no assurance that any of the Warrants will be exercised by the selling stockholders or that they will exercise the Warrants for cash instead of using the cashless exercise feature.
We intend to use the net proceeds, if any, from the cash exercise of the Warrants for general corporate purposes and to fund our strategic initiatives.

DESCRIPTION OF CAPITAL STOCK
The description of our capital stock is incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 29, 2022.

SELLING STOCKHOLDERS
We have included in this prospectus and related registration statement 14,117,646 shares of our common stock (including common stock issuable upon exercise of the warrants) issued in our July 2022 Private Placement to the selling stockholders. The term “selling stockholder” includes the stockholders listed below and their transferees, pledges, donees or other successors in interest selling Shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. Information concerning the selling stockholders may change after the date of this prospectus and changed information will be presented in a supplement to this prospectus if and when required.
The table below sets forth certain information with respect to each selling stockholder, including (i) the name and address of each selling stockholder; (ii) the number of shares of our common stock beneficially owned by each selling stockholder prior to this offering; (iii) the maximum number of shares being offered by each selling stockholder pursuant to this prospectus; and (iv) each selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but no other shares, if any, held by the selling stockholders) are sold.
The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes information with respect to voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.
The percentage of each selling stockholder’s ownership is based on 80,021,737 shares of common stock outstanding as of July 31, 2022. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder before this offering, shares of common stock underlying the warrants held by that selling stockholder are deemed outstanding, as well as any other derivative securities that are exercisable as of July 31, 2022, or exercisable within 60 days thereafter. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on shares outstanding on July 31, 2022, which includes the shares of our common stock registered for sale in this offering. The ownership information for the selling stockholders prior to this offering does not give effect to any acquisitions or dispositions of our common stock made after July 31, 2022.
The registration of the sale of shares of common stock held by the selling stockholders, including any shares issuable upon exercise of the warrants, does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.
None of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as set forth in the footnotes below. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer, except as noted below.

	Beneficial Ownership Before This Offering				Beneficial Ownership After This Offering(1)
Selling Stockholder(2)	Number of Shares Owned	Percentage of Outstanding Shares	Shares Offered Hereby(3)	Shares Issuable upon Exercise of Warrants	Number of Shares Owned	Percentage of Outstanding Shares
Entities affiliated with Redmile Group, LLC(4)	39,439,308	42.9%	9,411,765	4,705,881	25,321,662	31.6%
Total:	39,439,308	42.9%	9,411,765	4,705,881	25,321,662	31.6%
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(*)Less than one percent.
(1)Assumes that all shares of common stock covered by this prospectus will be sold by the selling stockholders and that no additional shares of the Company are subsequently brought or sold by the selling stockholders. However, as the selling stockholders can offer all, some, or none of their common stock, no definite estimate can be given as to the number of shares that the selling stockholders will ultimately sell under this prospectus.
(2)This table and the information in the notes below are based upon information supplied by the selling stockholders and are based on shares of common stock outstanding as of July 31, 2022. Warrants exercisable within 60 days of July 31, 2022 are deemed outstanding for the purposes of listing the number of shares owned by that person and for computing the percentage of shares owned by that person, but are not deemed outstanding for purposes of computing the percentage of shares owned by any other persons.
(3)Does not include shares issuable upon the exercise of the warrants.
(4)“Beneficial Ownership Before This Offering” consists of (i) 3,975,012 shares of common stock and warrants to purchase up to an aggregate of 1,250,158 shares of common stock held directly by Redmile Capital Fund, LP; (ii) 1,129,184 shares of common stock and warrants to purchase up to an aggregate of 343,973 shares of common stock held directly by Redmile Capital Offshore Master Fund, Ltd; (iii) 3,339,142 shares of common stock and warrants to purchase up to an aggregate of 755,146 shares of common stock held directly by Redmile Strategic Master Fund, LP; and (iv) 19,097,796 shares of common stock and warrants to purchase up to an aggregate of 9,548,897 shares of common stock held directly by RedCo II Master Fund, L.P. “Shares Offered Hereby” and “Shares Issuable upon Exercise of Warrants” consists of (i) 944,855 shares of common stock and warrants to purchase up to an aggregate of 472,427 shares of common stock held directly by Redmile Capital Fund, LP; (ii) 266,139 shares of common stock and warrants to purchase up to an aggregate of 133,069 shares of common stock held directly by Redmile Capital Offshore Master Fund, Ltd., (iii) 561,654 shares of common stock and warrants to purchase up to an aggregate of 280,827 shares of common stock held directly by Redmile Strategic Master Fund, LP; and (iv) 7,639,117 shares of common stock and warrants to purchase up to an aggregate of 3,819,558 shares of common stock held directly by RedCo II Master Fund, L.P. Redmile Group LLC (“Redmile”) is the investment manager/advisor to each of the private investment vehicles listed in items (i) through (iv) (collectively the “Redmile Funds”) and, in such capacity, exercises sole voting and investment power over all of the shares held by the Redmile Funds and may be deemed to be the beneficial owner of these shares. Jeremy C. Green serves as the managing member of Redmile and may be deemed to be the beneficial owner of these shares. Redmile and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. Rob Faulkner is a Managing Director of Redmile and serves as the Chairperson of our Board. The address of the Redmile Funds is c/o Redmile Group, LLC, One Letterman Drive, Bldg D, Ste D3-300, San Francisco, CA 94129.

PLAN OF DISTRIBUTION
We are registering the shares of common stock issued to the selling stockholders and issuable upon exercise of the warrants issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the shares of common stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents or through a combination of any of these methods or any other method permitted by law. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:
•an underwritten offering;
•on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•through short sales;
•in transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.01.
In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the selling stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are "underwriters" within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

LEGAL MATTERS
Certain legal matters relating to the issuance of the securities offered by this prospectus will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.
EXPERTS
The consolidated financial statements of MedAvail Holdings, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed as part of the registration statement for copies of the actual contract, agreement or other document.
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge from our website at www.medavail.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We have elected to incorporate the following documents into this prospectus, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus:
•our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 29, 2022;
•our Quarterly Reports on Form 10-Q for the quarterly periods ended, March 31, 2022 and June 30, 2022, as filed with the SEC on May 13, 2022 and August 12, 2022, respectively;
•our Current Reports on Form 8-K, as filed with the SEC on April 4, 2022, April 8, 2022, May 12, 2022, June 16, 2022, July 1, 2022, July 11, 2022 and August 11, 2022; and
•the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on July 9, 2014 (File No. (File No. 001-36533)), including the updates to such description in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 29, 2022, including any amendment or report filed for the purpose of updating such description.
In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and until all offerings under this prospectus are terminated).
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.
Requests for such documents should be directed to:
MedAvail Holdings, Inc.
Attn: Investor Relations
6665 Millcreek Drive, Unit 1
Mississauga, Ontario, Canada, L5N 5M4
(905) 812-0023
The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You may also access the documents incorporated by reference in this prospectus through our website at www.medavail.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part. Information contained on our website is not part of this prospectus.

14,117,646 Shares of Common Stock

PROSPECTUS
August 26, 2022